UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On March 16, 2018, the terms and conditions of the Amended and Restated Limited Partnership Agreement of CPN Management, LP (the “LPA”) dated March 8, 2018, were finalized and CPN Management, LP (“CPN Management”) commenced an arrangement whereby certain Class B partnership interests (the “Class B Interests”) in CPN Management will be available for grant to certain eligible employees of Calpine Corporation (the “Company”) and its subsidiaries, including the Company’s current named executive officers, who are all expected to receive grants of Class B Interests under the LPA. Pursuant to the LPA, up to a total of 6% of the total partnership interests of CPN Management will be granted in the form of time vesting Class B Interests (the “Time Class B Interests”) and 2.5% will be granted in the form of performance vesting Class B Interests (the “Performance Class B Interests”).
Each Time Class B Interest will generally be entitled to participate in distributions from CPN Management only after holders of capital interests in CPN Management have received distributions in an aggregate amount equal to their capital contributed, and only with respect to appreciation in the value of CPN Management following the date of grant of such interest. The Time Class B Interests will vest ratably on each of the first five anniversaries of the grant date and will immediately become vested upon certain events involving a change in control of the Company or CPN Management (as defined in the relevant award agreement) as well as termination of employment due to death or disability. All unvested Time Class B Interests will be forfeited upon any other termination of employment event.
Each Performance Class B Interest will generally be entitled to participate in distributions from CPN Management only after holders of capital interests in CPN Management have received distributions in an aggregate amount equal to two times the sum of (i) the fair market value of the equity interests of CPN Management as of March 8, 2018 and (ii) the amount of all capital contributions made to CPN Management after March 8, 2018. The Performance Class B Interests will vest upon a change in control of the Company or CPN Management (as defined in the relevant award agreement) that occurs on or prior to March 8, 2025. All unvested Performance Class B Interests will be forfeited on March 9, 2025 or upon the relevant recipient’s termination of employment.

The Time Class B Interests and the Performance Class B Interests are generally non-transferable without the prior written consent of the general partner and contain certain customary non-compete, non-solicitation, non-disparagement and confidentiality restrictions. In addition, CPN Management has the right under the LPA to redeem the vested Class B Interests following a termination of employment for fair market value; following a termination of employment for cause (as defined in the relevant award agreement), vested Time Class B Interests may be redeemed by CPN Management for zero (0) dollars.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LPA and Form of Award Agreement of Time Class B Interest, each of which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ending March 31, 2018, and the Form of Award Agreement of Performance Class B Interest, which has not yet been adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: March 22, 2018

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